UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. 1)

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INTERCONTINENTAL RESOURCES, INC.

(Name of Registrant as Specified in Its Charter)
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INTERCONTINENTAL RESOURCES, INC.
9454 Wilshire Blvd., Suite 301
Beverly Hills, CA 90212
AMENDMENT TO INFORMATION STATEMENT
This Amendment No. 1 to the Information Statement of Intercontinental Resources, Inc. (the “Company”), filed with the Securities and Exchange Commission on August 15, 2007, amends the last sentence of the first paragraph under the caption “One-for-Five Hundred Reverse Stock Split of the Company’s Outstanding Common Stock” by changing the words “one-half” to read “one five-hundredth.” The amended paragraph reads in its entirety as follows:
ONE-FOR-FIVE HUNDRED REVERSE STOCK SPLIT
OF THE COMPANY’S OUTSTANDING COMMON STOCK
The Board of Directors has approved a resolution to effect a one-for-five hundred (1:500) reverse split of our issued and outstanding shares of common stock (the “Reverse Stock Split”). The Board of Directors has set the close of business on the twentieth day following the mailing of this Information Statement to the shareholders as the date on which the Reverse Stock Split will become effective. Each share of common stock issued and outstanding immediately prior to that effective date will be reclassified as and changed into one five-hundredth of one share of common stock.

By Order of the Board of Directors

/s/ Matthew Markin

Matthew Markin, Secretary
Beverly Hills, California
August 17, 2007